           THIS FIRST AMENDING AGREEMENT is made as of 30 January 2002

BETWEEN:

         NORSKE SKOG CANADA LIMITED, NORSKE SKOG CANADA FINANCE LIMITED
               AND THE OTHER RESTRICTED PARTIES FROM TIME TO TIME

                                      -and-

                           THE LENDERS WHO ARE PARTIES

                        TO THE EXISTING CREDIT AGREEMENT

                                      -and-

                            THE TORONTO-DOMINION BANK

                     in its capacity as Administration Agent

                                  (the "Agent")

RECITALS:

A. The parties to this agreement are also parties to a credit agreement dated as of 14 August 2001 (the "EXISTING CREDIT AGREEMENT").

B. Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

C. The parties have agreed to certain amendment to the Existing Credit Agreement and are therefore entering into this agreement to amend the provisions of the Existing Credit Agreement as agreed by the parties.

D. This agreement is being signed by the Agent on behalf of the Lenders pursuant to the approval of the Majority Lenders.

     THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.   AMENDMENT TO SECTION 1.1 OF EXISTING CREDIT AGREEMENT

     Section 1.1.122 of the Existing Credit Agreement is deleted and replaced by the following:

     "Total Interest Expense" means, for any particular period, without duplication, the difference between (a) the aggregate expense incurred for interest and equivalent costs of borrowing (taking into account the effect of any relevant Swaps), including but not limited to (i) bankers' acceptance fees, (ii) discounts on bankers' acceptance, (iii) the interest portion of any capital lease, and (iv) all fees and other compensation paid to any person that has extended credit to the Restricted Parties, but excluding any upfront, extensions and similar non-recurring fees paid to the Agent or Lenders or paid in connection with the NSCL Notes of Pacifica Notes, in each case whether or not actually paid (unless paid by the issuance of securities constituting Debt), and (b) the aggregate income earned from interest, in the case of each of (a) and (b), calculated in accordance with GAAP in respect of NSCL on a consolidated basis, omitting amounts that are not attributable to Restricted Parties.

2.   AMENDMENT TO SECTION 10.1.1 OF EXISTING CREDIT AGREEMENT

     Section 10.1.1 of the Existing Credit Agreement is deleted and replaced by the following:

     "During the term of this Agreement, NSCL shall at all time maintain an Interest Coverage Ration of not less than the following:

     PERIOD                                          INTEREST COVERAGE RATIO
     ------                                          -----------------------
     to 31 December 2001                                    2.50 to 1
     from 1 January 2002 to 31 March 2002                   1.50 to 1
     from 1 April 2002 to 31 December 2002                  1.10 to 1
     from 1 January 2003 to 31 March 2003                   1.75 to 1
     from 1 April 2003 to 30 June 2003                      2.00 to 1
     from 1 July 2003 to 31 December 2003                   2.50 to 1
     on and after 1 January 2004                            2.75 to 1"

3.   AMENDMENT TO SECTION 10.1.2 OF EXISTING CREDIT AGREEMENT

     Section 10.1.2 of the Existing Credit Agreement is deleted and replaced by the following:

     "During the terms of this Agreement, the Funded Debt Ratio shall not at any time exceed the following:

     PERIOD                                          FUNDED DEBT RATIO
     ------                                          -----------------
     to 31 December 2002                                 0.60 to 1
     from 1 January 2003 to 30 June 2003                 0.575 to 1
     from 1 July 2003 to 31 December 2003                0.55 to 1
     on and after 1 January 2004                         0.50 to 1"

4.   AMENDMENT TO SECTION 10.3 OF EXISTING CREDIT AGREEMENT

     Section 10.3.1(d) of the Existing Credit Agreement is deleted and replaced by the following:

     "NSCL shall, as soon as practicable and in any event not later than 120 days after the beginning of each of its fiscal years, prepare and deliver its financial forecast for the current fiscal year and the following four fiscal years (or five years in the case of the forecast to be delivered by 30 April 2002), which shall cover NSCL on a consolidated basis and shall include, without limitation, a projected income statement, a projected statement of changes in funds, estimates of capital expenditures and tax losses and deferrals."

5.   AMENDMENT TO SECTION 13.1 OF EXISTING CREDIT AGREEMENT

     The third paragraph of Section 13.1.1 of the Existing Credit Agreement is deleted and replaced by the following:

     "No assignment shall be made in respect of an aggregate Commitment of less than $5,000,000 in respect of the Operating Credit and/or Term Credit A, or less than US $1,000,000 in respect of Term Credit B. No assignment may result in the Commitment of any Lender, determined as of the effective date of the Assignment Agreement with respect to such assignment, being less than $10,000,000, except that the Commitment of any Term Credit B Lender and its Affiliated Funds may be not less than US $1,000,000 in respect of Term Credit B. However, notwithstanding the other provisions in this paragraph, an affiliate (as defined in the CANADA BUSINESS CORPORATIONS
     ACT) of a Lender which has entered into or will promptly upon becoming a Lender enter into one or more Swaps which will be Other Secured Obligations, may receive an assignment of a Commitment of US$10,000 in respect of Term Credit B."

6.   REPRESENTATIONS OF RESTRICTED PARTIES

     The Restricted Parties acknowledge that this agreement is a Credit Document and that all of their representations and warranties concerning Credit Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement. The Restricted Parties also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Restricted Party is a party.

7.   WAIVER BY MAJORITY LENDERS

     In connections with the change of name of Norske Skog Paper Company to Norske Skog Canada (USA) Inc. on 17 September 2001, the Majority Lenders hereby waive the requirement for prior written notice in Section 10.5.3(b) of the Existing Credit Agreement.

8.   RATIFICATION AND CONFIRMATION

     The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed. Without in any way limiting the terms of the Existing Credit Agreement or the others Credit Documents, the Restricted Parties confirm that the existing Security shall continue to secure all of the Obligations, including but not limited to any arising as a result of this agreement.

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                                       4


9.   COUNTERPARTS AND FACSIMILE

     The agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.


                         [NOTE: SIGNATURE PAGES FOLLOW]

IN WITNESS OF WHICH, the parties have executed this agreement.

                                   NORSKE SKOG CANADA LIMITED

                                        By:  /s/ Peter Staiger
                                           -------------------------------
                                           Peter Staiger
                                           Treasurer

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   NORSKE SKOG CANADA FINANCE LIMITED

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Secretary


                                   NORSKE SKOG CANADA PULP OPERATIONS LIMITED

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer Secretary


                                   ELK FALLS PULP AND PAPER LIMITED

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           President


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   NORSKE SKOG CANADA PULP SALES INC.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   NORSKE SKOG CANADA SALES INC.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   NSCL HOLDINGS INC.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   NORSKE SKOG CANADA (USA) INC.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   NORSKE SKOG CANADA (JAPAN) LTD.

                                        By:  /s/ James E. Armitage
                                           -------------------------------
                                           James E. Armitage
                                           Director and Auditor


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   NORSKE SKOG PULP SALES (JAPAN) LTD.

                                        By:  /s/ Paul D. Simkin
                                           -------------------------------
                                           Paul D. Simkin
                                           Director


                                   PACIFICA PAPER SALES LTD.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   PACIFICA PAPERS SALES INC.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Secretary


                                   PACIFICA PAPERS K.K.

                                        By:  /s/ Peter M. Staiger
                                           -------------------------------
                                           Peter M. Staiger
                                           Representative Director


                                   PACIFICA PAPERS U.S. INC.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Secretary


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   PACIFICA POPLARS LTD.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   PACIFICA POPLARS INC.

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Secretary

                                   NORSKECANADA, a partnership
                                   By its Partners:

                                   NORSKE SKOG CANADA LIMITED

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary


                                   NORSKE SKOG CANADA PULP
                                   OPERATIONS LIMITED

                                        By:  /s/ Ralph Leverton
                                           -------------------------------
                                           Ralph Leverton
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary

[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   THE TORONTO-DOMINION BANK, as Agent

                                        By:  /s/ Nigel Sharpley
                                           -------------------------------
                                           Name:  Nigel Sharpley
                                           Title: Vice President,
                                                  Loan Syndications - Agency

[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET A]